CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Strive, Inc.
Philadelphia, Pennsylvania

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 16, 1999, relating to the financial statements of Strive, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO SEIDMAN, LLP
Philadelphia, Pennsylvania
October 22, 1999